Exhibit 10.1

                           COMMUNITY BANKSHARES, INC.

                           INCENTIVE STOCK OPTION AND
                         NONSTATUTORY STOCK OPTION PLAN


1.       Purpose and Scope

         The purpose of this Plan is to promote the interests of the Company and its shareholders by strengthening its ability to attract and retain key officers and directors by furnishing additional incentives whereby such present and future officers, key employees, and directors may be encouraged to acquire, or to increase their acquisition of, the Company's common stock, thus maintaining their personal and proprietary interest in the Company's continued success and progress. The Plan provides for the grant of Incentive Stock Options and the grant of Nonstatutory Stock Options and Stock Appreciation Rights in accordance with the terms and conditions set forth below.

2.       Definitions

         Unless otherwise required by the context:

         2.01. "Board" shall mean the Board of Directors of the Company.

         2.02. "Committee" shall mean the Stock Option Plan Commit-tee, which consists of three members appointed by the Board.

         2.03. "Company" shall mean Community Bankshares, Inc., a Virginia corporation, and any subsidiary corporation.

         2.04. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         2.05.          "Incentive Stock Option" shall mean a right to


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purchase stock,  granted pursuant to the Plan, which qualifies under Section 422 of the Code and the regulations thereunder.

         2.06. "Nonstatutory Stock Option" shall mean a right to purchase Stock, granted pursuant to the Plan, which does not qualify under Section 422 of the Code and the regulations thereun-der.

         2.07. "Options" shall mean either an Incentive Stock Option or Nonstatutory Stock option.

         2.08. "Option Price" shall mean the purchase price for Stock under an Incentive Stock Option or Nonstatutory Stock Option, as determined in Section 6 below.

         2.09. "Participant" shall mean anyone to whom an Incentive Stock Option or Nonstatutory Stock Option is granted under the Plan.

         2.10. "Plan" shall mean Community Bankshares, Inc. Stock option Plan.

         2.11.          "Stock" shall mean the common stock of Community
Bankshares, Inc.

         2.12. "Stock Appreciation Right" shall mean a right to receive cash, granted pursuant to Section 9 of the Plan.

3.       Stock to be Optioned

         Subject to the provisions of Section 15 of the Plan, the maximum number of shares of Stock that may be optioned or sold under the Plan is 85,000 shares. Such shares may be treasury, or authorized, but unissued, shares of Stock of the Company. If any Incentive Stock Option or Nonstatutory Stock option granted under

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the Plan shall expire or terminate for any reason  without having been exercised in full, the shares not purchased shall again be available for purposes of the Plan.

4.       Administration

         The Plan shall be administered by the Committee. Two members of the Committee shall constitute a quorum for the transaction of business. The Committee shall be responsible to the Board for the operation of the Plan, and shall make recommendations to the Board with respect to participation in the Plan by employees and directors of the Company, and with respect to the extent of that participation. The interpretation and construction of any provision of the Plan by the Committee shall be final, unless otherwise determined by the Board. No member of the Board or the Committee shall be liable for any action or determination made by him in good faith.

5.       Eligibility

         The Board, upon recommendation of the Committee, may grant Nonstatutory Stock Options to any director and Incentive Stock Options or Nonstatutory Stock Options to any officer, key executive, administrative or other employee (including an employee who is a director of the Company). Options may be awarded by the Board at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Board, upon recommendation by the Committee shall determine. Options granted at different times need not contain similar provisions.

6.       Option Price

         The purchase price for Stock under each Nonstatutory Stock Option shall be 100 percent of the fair market value of the Stock

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at the time the Option is granted,  unless the Committee  determines  otherwise.
The purchase price for stock under each Incentive Stock Option shall not be less than 100 percent of the fair market value of the Stock at the time the Incentive Stock Option is granted.

7.       Terms and Conditions of Options

         Options granted pursuant to the Plan shall be authorized by the Board and shall be evidenced by a Stock Option Agreement in such form as the Board, upon recommendation of the Committee, shall from time to time approve. Such agreements shall comply with and be subject to the following terms and conditions:

         7.01. Employment Agreement. The Board may, in its discretion, include in any Option granted under the Plan a condition that the Participant shall agree to remain in the employ of, and to render services to, the Company for a period of time (specified in the agreement) following the date the Option is granted. No such agreement shall impose upon the Company, however, any obligation to employ the Participant for any period of time.

         7.02. Noncompetition. The Board may, in its discretion, include in any Option granted under the Plan a condition that the Participant agree not to compete with the Company for a specific period of time and/or within a specific geographic area.

         7.03. Time and Method of Payment. The Option Price shall be paid in cash at the time an Option is exercised under the Plan and/or may be paid for by tendering of one or more shares of Stock. Upon a tender of Stock, the fair market value of the Stock at the time of tender shall be used to determine the value of the Stock as payment. The Committee shall have sole discretion to determine the fair market value of the shares of Stock taking into consideration such factors as the most recent appraisal of the Stock for purposes of the Company's Employee Stock Ownership Plan, the Company's year-

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to-date  earnings,  and recent trading  prices of the Stock.  Promptly after the exercise of an option and the payment of the full Option Price either in Stock or cash, the Participant shall be entitled to the issuance of a stock certificate evidencing his ownership of such share of Stock. A Participant shall have none of the rights of a shareholder until shares are issued to him, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

         7.04. Surrender Rights. The Committee may include in an Option granted under the Plan the right to surrender all or a portion of the option and receive in exchange therefor an amount of cash or Stock equal to the difference between the then fair market value of the shares of stock issuable upon the exercise of the Option or portion thereof surrendered and the exercise price of the option or portion thereof surrendered. The fair market value of the Stock shall be determined in accordance with the provisions under Section 7.03 of the Plan.

         7.05. Number of Shares. Each option shall state the total number of shares of Stock to which it pertains.

         7.06. Option Period and Limitations on Exercise of Options. The Board may, in its discretion, provide that an Option may not be exercised in whole or in part for any period or periods of time specified in the Option Agreement. Except as provided in the Option Agreement, an Option may be exercised in whole or in part at any time during its term. No option may be exercised after the expiration of ten years from the date it is granted. No Option may be exercised for a fractional share of Stock.

B.       Provisions Applicable to Incentive Stock Options

         It is intended that Incentive Stock options granted under the Plan shall constitute Incentive Stock options within the meaning of

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Section  422 of  the  Code.  The  following  provisions  are  applicable  to any
Incentive Stock option granted under the Plan.

         8.01. Term of Incentive Stock Option. No Incentive Stock Option shall be exercisable prior to the date one year, or after the date ten years, from the date such Incentive Stock Option is granted.

         8.02. Ten Percent Shareholder. Notwithstanding any other provision herein contained, no Plan Participant may receive an Incentive Stock Option under the Plan if such Participant, at the time the award is granted, owns (as defined in Section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, unless the option price for such Incentive Stock Option is at least 110 percent of the fair market value of the Stock subject to such Incentive Stock Option on the date of the grant and such Incentive Stock Option is not exercisable after the date five years from the date such Incentive Stock Option is granted.

         8.03. Limitation on Amounts. The aggregate fair market value (determined with respect to each Incentive Stock Option as of the time such Incentive Stock Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000.

         8.04. Grant of Incentive Stock Option. An Incentive Stock Option granted pursuant to the Plan must be granted within ten years from the date the Plan is adopted or the date the Plan is approved by Company shareholders, whichever is earlier.

9.       Stock Appreciation Rights

         The Board may, upon recommendation of the Committee, grant

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Stock Appreciation  Rights to Participants at the same time as such Participants are awarded Nonstatutory Stock Options under the Plan. Such Stock Appreciation Rights shall be evidenced by a Nonstatutory Stock Option and Stock Appreciation Right Agreement in such form as the Board shall from time to time approve. Such Agreement shall comply with, and be subject to, the following terms and conditions:

         9.01. Employment Agreement. The Board may, in its discretion, include in any Stock Appreciation Right granted under the Plan a condition that the Participant shall agree to remain in the employ of, and to render services to, the Company or any of its subsidiaries for a period of time (specified in the agreement) from the date the Stock Appreciation Rights are granted. No such agreement shall impose upon the Company, however, any obligations to employ the Participant for any period of time.

         9.02. Grant. Each Stock Appreciation Right shall relate to a specific Nonstatutory Stock Option under the Plan, and shall be awarded to a Participant concurrently with the grant of such Nonstatutory Stock Option. The Company shall have sole discretion to grant up to one (1) Stock Appreciation Right for every
2.5 Nonstatutory Stock Options granted under this Agreement.

         9.03. Manner of Exercise. A Participant shall exercise a Stock Appreciation Right by giving written notice of such exercise to the Company. The date upon which such written notice is received by the Company shall be the exercise date for the Stock Appreciation Right.

         9.04. Appreciation Available. Each Stock Appreciation Right shall entitle a Participant to the following amount of appreciation -- the excess of the fair market value of a share of Stock on the exercise date over the Nonstatutory Stock Option Price per share of the related Nonstatutory Stock Option. The Committee shall have sole discretion to determine the fair market value of the shares of

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Stock taking into consideration such factors as the most recent appraisal of the
Stock for purposes of the Company's Employee Stock ownership Plan, the Company's year-to-date earnings, and recent trading prices of the Stock. The total appreciation available to a Participant from any exercise of Stock Appreciation Rights shall be equal to the number of Stock Appreciation Rights being exercised, multiplied by the amount of appreciation per Right determined under the preceding sentences.

         9.05. Payment of Appreciation. The total appreciation available to a Participant from an exercise of Stock Appreciation Rights shall be paid to the Participant in cash. The amount thereof shall be the amount of appreciation determined under Paragraph 4 above.

         9.06. Limitations Upon Exercise of Stock Appreciation Rights. A Participant may exercise a Stock Appreciation Right for cash only in conjunction with the exercise of the Nonstatutory Stock Option to which the Stock Appreciation Right relates. Stock Appreciation Rights may be exercised only at such times and by such persons as may exercise Nonstatutory Stock options under the Plan. Adjustment to the number of shares in the Plan and the price per share pursuant to Section 15 below shall also be made to any Stock Appreciation Rights held by each Participant. Any termination, amendment, or revision of the Plan pursuant to Section 15 below shall be deemed a termination, amendment, or revision of Stock Appreciation Rights to the same extent.

         9.07. Tax Deductibility of Stock Appreciation Rights. The Board may, in its discretion, include in any Stock Appreciation Right granted under the Plan a condition that if the Internal Revenue Code is amended such that, at the time the Participant elects to exercise his Stock Appreciation Right, the dollar value of the Stock Appreciation Right is not tax deductible, then such Stock Appreciation Right will become null and void. The Board may

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further  provide that such  condition may be waived by the Committee at the time the Participant exercises the Stock Appreciation Right.

10.      Exercise of Options

         The Committee, in granting options and Stock Appreciation Rights hereunder, shall have discretion to determine the terms upon which such Options and Stock Appreciation Rights shall be exercis- able, subject to the applicable provisions of the Plan. If a Participant is discharged for just cause at any time, the entire number of shares of Stock and Stock Appreciation Rights granted to a Participant shall be forfeited. For this purpose, "just cause" shall mean theft, fraud, embezzlement or willful misconduct causing significant property damage to the Company or personal injury to any employee of the Company. The Committee shall have sole discretion in determining "just cause" within the terms of this Section.

11.      Termination of Employment

         Following the date of cessation of employment, the Participant may at any time within three months exercise his options and Stock Appreciation Rights to the extent that he was entitled to exercise them on the date of cessation of employment, but in no event shall any option or Stock Appreciation Right be exercisable more than ten (10) years from the date it was granted. In the sole discretion of the Committee, the Stock option and Stock Appreciation Rights Agreement may provide that should the Participant engage in employment or activities contrary, in the opinion of the Committee, to the best interests of the Company or any of its subsidiaries, then any Stock and Stock Appreciation Rights issued or to be issued to the Participant shall become null and void. The Committee shall determine in each case whether a termination of employment shall be considered a retirement with the consent of the Company or a subsidiary, and, subject to applicable law, whether a leave of

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absence shall constitute a termination of employment.  Any such determination of the Committee shall be final and conclusive, unless overruled by the Board.

12.      Rights in Event of Death

         If a Participant dies while employed by the Company or any of its subsidiaries, or within three months after having retired with the consent of the Company or any of its subsidiaries, without having fully exercised his options and Stock Appreciation Rights, the executors or administrators, or legatees or heirs, of his estate shall have the right to exercise such Options and Stock Appreciation Rights to the extent that such deceased Participant was entitled to exercise the Options and Stock Appreciation Rights on the date of his death; provided, however, that in no event shall the options or Stock Appreciation Rights be exercisable more than ten years from the date they were granted.

13.      No Obligations to Exercise Option or Stock Appreciation Rights

         The granting of an Option or Stock Appreciation Right shall impose no obligation upon the Participant to exercise such Option or Stock Appreciation Right.

14.      Nonassignability

         Options and Stock Appreciation Rights shall not be transferable other than by will or by the laws of descent and distribution, and during a Participant's lifetime shall be exercisable only by such Participant.

15.      Effect of Change in Stock Subject to the Plan

         The aggregate number of shares of Stock available for Options under the Plan, the shares subject to any Option, the price per

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share,   and  the  number  of  related  Stock   Appreciation   Rights  shall  be
proportionately adjusted for any increase or decrease in the number of issued shares of Stock subsequent to the effective date of the Plan resulting from (1) a subdivision or consolidation of shares or any other capital adjustment, (2) the payment of a stock dividend, or (3) other increase or decrease in such shares effected without receipt of consideration by the Company. If the Company shall be the surviving corporation in any merger or consolidation, any Option or Stock Appreciation Right shall pertain, apply, and relate to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled after the merger or consolidation. Upon dissolution or liquidation of the Company, or upon a merger or consolidation in which the Company is not the surviving corporation, all Options and Stock Appreciation Rights outstanding under the Plan shall terminate; provided, however, that each Participant (and each other person entitled under Section 11 to exercise an Option or Stock Appreciation Right) shall have the right, immediately prior to such dissolution or liquidation, or such merger or consolidation, to exercise such Participant's Options and Stock Appreciation Rights in whole or in part, but only to the extent that such Options and Stock Appreciation Rights are otherwise exercisable under the terms of the Plan.

16.      Amendment and Termination

         Neither the Board nor the Committee may, without the consent of the holder of an Option, alter or impair any option or Stock Appreciation Right previously granted under the Plan, except as authorized herein. Unless sooner terminated, the Plan shall remain in effect for a period of ten (10) years from the earlier of the date of the Plan's adoption by the Board or approval by the Company shareholders. Termination of the Plan shall not affect any Option previously granted.

         With respect to any shares of Stock to which Options have not

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been granted under the Plan,  the Board,  without  further action on the part of the shareholders of the Company, may from time to time alter, amend, or suspend certain provisions of the Plan except that it may not, without the approval of the shareholders of the Company: (i) change the number of shares of Stock available for grant under the Plan, (ii) extend the duration of the Plan, (iii) increase the maximum term of Incentive Stock Options under the Plan, (iv) decrease the minimum option price of Incentive Stock options, (v) change the class of employees eligible to be granted Incentive Stock options under the Plan, or (vi) effect a change relating to Incentive Stock Options granted under the Plan which is inconsistent with Code Section 422 or the regulations thereunder.

17.      Agreement and Representation of Employees

         As a condition to the exercise of any portion of an Option, or of any Stock Appreciation Right, the Company may require the person exercising such Option or Stock Appreciation Right to represent and warrant at the time of such exercise that any shares of Stock acquired at exercise are being acquired only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

18.      Reservation of Shares of Stock

         The Company, during the term of this Plan, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority necessary to issue and to sell, the number of shares of Stock that shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed necessary by counsel for the Company for the lawful issuance and sale of its Stock hereunder

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shall relieve the Company of any liability in respect of the failure to issue or sell Stock as to which the requisite authority has not been obtained.

19.      Withholding Taxes

         Whenever under the Plan shares are to be issued upon the exercise of options or Rights thereunder, the Company shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, prior to the delivery of any Stock certificate or certificates for such shares. Whenever under the Plan payments are made in cash such payment shall be net of an amount sufficient to satisfy federal, state and local withholding tax requirements.




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